                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                            200 East Randolph Drive                  Exhibit 5.1
                            Chicago, Illinois 60601

To Call Writer Direct:         312 861-2000                          Facsimile:
312 861-2100                                                        312 861-2200

                               April 9, 1998



Nutraceutical International Corporation
1400 Kearns Boulevard, 2nd Floor
Park City, UT 84060

          Re:  Nutraceutical Internatonal Corporation
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

     We are acting as special counsel to Nutraceutical International Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 75,000 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued by the Company to certain employees of the Company and its subsidiaries pursuant to the Nutraceutical International Corporation Employee Stock Discount Purchase Plan (the "Plan").

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

Denver        London        Los Angeles        New York        Washington, D.C.

                               KIRKLAND & ELLIS

April 9, 1998
Page 2

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the internal laws of the State of Illinois, the General Corporation law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Plan has been duly adopted by the Board of Directors of the Company.

     (2) The Shares are duly authorized and validly reserved for issuance
pursuant to the Plan and, when:   (i) the Registration Statement becomes
effective under the Act; (ii) the Shares are issued in accordance with the terms of the Plan; (iii) the recipient provides the full consideration for such Shares as required by the terms of the Plan (assuming in each case the consideration received by the Company is at least equal to $0.01 per share); and (iv) certificates representing the Shares have been duly executed and delivered on behalf of the Company and duly countersigned by the Company's transfer agent/registrar, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

                               KIRKLAND & ELLIS

April 9, 1998
Page 3

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                              Very truly yours,

                                              /s/ Kirkland & Ellis

                                              KIRKLAND & ELLIS